SUB-ITEM 77H



As of July 31, 2013, the following entities owned 25% or more of the voting securities of MFS High Yield Pooled Portfolio:

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|PERSON/ENTITY                    |PERCENTAGE|
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|MFS DIVERSIFIED INCOME FUND      |44.01%    |
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|MFS HIGH YIELD OPPORTUNITIES FUND|43.63%    |
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